                         FORM 4 JOINT FILER INFORMATION

NAME: CRUDEN FINANCIAL SERVICES LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
         100 W. LIBERTY STREET, 10TH FLOOR
         RENO, NV 89501

DESIGNATED FILER:  AE HARRIS TRUST

ISSUER AND TICKER SYMBOL:  News Corporation (NWS)

DATE OF EVENT

  REQUIRING REGISTRATION:  11/12/2004

  SIGNATURE:  By: Laura O'Leary, [Title] Attorney-in-Fact
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NAME: CFS 2 LLC

ADDRESS: C/O MCDONALD CARANO WILSON LLP
         100 W. LIBERTY STREET, 10TH FLOOR
         RENO, NV 85901

DESIGNATED FILER:  AE HARRIS TRUST

ISSUER AND TICKER SYMBOL:  News Corporation (NWS)

DATE OF EVENT

  REQUIRING REGISTRATION:  11/12/2004

  SIGNATURE:  By: Laura O'Leary, [Title] Attorney-in-Fact
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